Exhibit 10.2
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is dated as of the 1st day of August, 2008 by and between DYNAMICS RESEARCH CORPORATION, a Massachusetts corporation (the “Pledgor”), and BROWN BROTHERS HARRIMAN & CO., a New York general partnership with offices at 40 Water Street, Boston, Massachusetts, for itself and as Administrative Agent for each of the Lenders (defined below) which are and which may become parties to the Loan Agreement (defined below) (the “Secured Party”).  The Secured Party, in its capacity as Agent for the Lenders hereunder, is sometimes hereinafter referred to as the “Agent”, which term shall also be deemed to include any other party acting as agent for the Lenders hereunder.

Preliminary Statement

WHEREAS, the Pledgor and certain of its affiliates (such affiliates, together with the Pledgor, being referred to herein singly as a “Borrower” or collectively, the “Borrowers”) and the Agent, TD Bank, N.A., as Documentation Agent and Bank of America, N.A., as Syndication Agent (collectively, the “Lenders” and each a “Lender”) have entered into that certain Forth Amended and Restated Loan Agreement of even date herewith (as amended, modified, extended and/or supplemented from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement) pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans to the Borrowers (collectively, the “Loans”); such Loans are evidenced by the Borrowers’ Revolving Credit Notes and Term Notes of even date herewith payable to the Lenders (as such Notes may be amended, modified, supplemented and/or extended from time to time, singly and collectively, the “Note”); and

WHEREAS, the obligation of the Agent and the Lenders to enter into the Loan Agreement and make the Loans described therein is subject to the conditions, among others, that the Pledgor shall execute and deliver this Agreement and grant to the Secured Party the pledge and security interest hereinafter described;

NOW, THEREFORE, in consideration of the willingness of the Secured Party and the Lenders to enter into the Loan Agreement and, subject to the terms and conditions set forth therein, to make Loans to the Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.           Security Interest.  The Pledgor hereby deposits with and pledges to the Secured Party, for the benefit of the Lenders, (i) the shares of capital stock (the “Pledged Stock”) and (ii) the membership interests (the “Pledged Interests”), in each case as listed in Schedule I attached hereto (collectively, with the Pledged Stock and any additional securities or collateral now or hereafter pledged hereunder, the “Pledged Collateral”).  The Pledgor hereby grants to the Secured Party, for the benefit of the Lenders, a security interest in and lien on all of the Pledged Collateral, together with all rights to distributions or other payments arising therefrom or related thereto, and all options, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributable in respect of or in exchange for any or all of the Pledged Collateral,  as security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof.  Simultaneously with the execution of this Agreement, the Pledgor shall deliver to the Secured Party the original certificates evidencing the Pledged

Stock and the Pledged interests (if certificated), together with stock powers executed in blank.  Notwithstanding any provision contained in this Agreement to the contrary, upon the payment in full of the Secured Obligations (as defined below), this Agreement and the security interest granted hereunder shall immediately and automatically terminate and have no further force or effect.

2.           Secured Obligations.  The security interest hereby granted shall secure the due and punctual payment and performance of the Liabilities (as defined in the Loan Agreement) of the Pledgor (herein called the “Secured Obligations”).

3.           Special Warranties and Covenants of the Pledgor.  The Pledgor hereby warrants and covenants to the Secured Party and each Lender that:

a.
The Pledged Collateral is duly and validly pledged with the Secured Party, for the benefit of the Lenders, in accordance with law and the Pledgor warrants and will defend the Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever.

b.
The Pledgor has good title to the Pledged Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever except as created and granted hereby or as may be expressly set forth and permitted under the Loan Agreement.

c.	To the knowledge of the Pledgor, all of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

d.	The Pledged Stock includes all of the presently issued and outstanding capital stock of each subsidiary of the Pledgor.

e.	The Pledged Interests includes one hundred percent (100%) of the equity interest of Kadix.

f.
If Pledgor acquires any additional shares of capital stock (including, without limitation, from the issuance of any additional shares of capital stock of any subsidiary of the Pledgor), any additional membership interests or any other investment property or securities, after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Secured Party, for the benefit of the Lenders, as provided in Section 1 hereof simultaneously with such acquisition.

g.
The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Collateral except to the extent permitted in the Loan Agreement, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof, other than liens on and security interests in the Pledged Collateral created hereby or which are otherwise expressly permitted under the Loan Agreement.

h.	Other than the UCC financing statements delivered and filed by Agent and in connection with securing the Collateral, there is no financing statement (or similar statement or registration under the laws of any jurisdiction) now on file or registered in any public office covering any interest of Pledgor or any other Person in the Pledged Collateral.

i.	The statements contained in the Preliminary Statement of this Agreement are true and correct.

j.
With respect to the Pledged Interests, Pledgor represents and warrants that the Lead Borrower has, and has caused the operating agreement of Kadix Systems, LLC, a Virginia limited liability company (“Kadix”), to reflect, that Kadix has opted into Article 8 of the UCC; provided, however, that the Pledged Interests hereunder shall be deemed ‘securities’ solely for purposes of UCC compliance and Pledgor acknowledges and agrees that the act of opting into Article 8 of the UCC alone does not categorize said Pledged Interests as “securities” under any federal investment company laws or federal or state securities laws.

4.           Distributions.  Upon the dissolution, winding up, liquidation or reorganization of any company whose capital stock or membership interests are included in the Pledged Collateral, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any such company or otherwise, if any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral and an Event of Default shall have occurred and be continuing, then such sum shall be paid over to the Secured Party to be held as collateral security for the Secured Obligations.  In case any dividend or distribution shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (including cash dividends) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to a recapitalization or reclassification, the shares or other property so distributed shall be delivered to the Secured Party to be held as collateral security for the Secured Obligations.

5.           Rights and Remedies of Secured Party.  Upon the occurrence and continuance of any Event of Default, such default not having previously been remedied or cured within any applicable grace or cure periods, the Secured Party shall have the following rights and remedies:

a.	All rights and remedies provided by law, including, without limitation, those provided by the Massachusetts Uniform Commercial Code;

b.	All rights and remedies provided in this Agreement; and

c.	All rights and remedies provided in the Loan Agreement, the Note, or in any other Loan Document, and any other agreement, document or instrument pertaining to the Secured Obligations.

6.           Right to Transfer into Name of Secured Party, etc.  In case there shall exist an Event of Default that shall be continuing after applicable grace and cure periods, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees.  So long as no Event of Default shall exist and be continuing, the Pledgor shall be entitled to exercise as the Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral.

7.           Right of Secured Party to Exercise Voting Power, etc.  In case there shall exist an Event of Default, which shall not have been remedied or cured, the Secured Party, until such Event of Default has been remedied or cured in accordance with the Loan Agreement:

a.
shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledgor or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine, all without liability except to account for property actually received, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

b.
whether or not an Event of Default has occurred, with respect to any action, decision, determination or election by Lead Borrower that the Pledged Interests be, or cease to be a “security” as defined in Article 8 of the UCC and all other matters related to any such action, decision, determination or election (collectively, an “Article 8 Matter”), shall be appointed as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interests in Kadix by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters.  The proxy granted and appointed herein shall include the right to sign Pledgor’s name (as a member of Kadix) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interests that applicable law may permit or require, to cause the Pledged Interests to be voted in accordance with the preceding sentence.  Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Interests that Pledgor may have granted or appointed.  Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

8.           Right of Secured Party to Dispose of Collateral, etc.  Upon the occurrence and during the continuance of an Event of Default, such Event of Default not having previously been remedied or cured within any applicable grace or cure periods, the Secured Party shall have the right, unless the Event of Default shall have been remedied or cured in accordance with the Loan Agreement prior to taking any such actions, at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged

Collateral in one or more parcels at any exchange or broker’s board or at public or private sale.  The Secured Party will give the Pledgor at least ten (10) days’ prior written notice in accordance with Section 17 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor.  All such sales shall be conducted in a commercially reasonable manner and shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk).  At any such sale or sales the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem best.  Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor.  In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute, and hereby agree to cause the Pledgor to execute, all such applications or other instruments as may be required.  The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied pursuant to Section 10-3 of the Loan Agreement.

The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933.  The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

9.           Collection of Amounts Payable on Account of Pledged Collateral, etc.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

10.           Care of Pledged Collateral in Secured Party’s Possession.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Secured Party shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgor.

11.           Waivers, etc.  The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, in the Loan Agreement or in any other Loan Document, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party’s rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Pledgor, any other Borrower, or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof.  No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.  The Pledgor further waives any right it may have under the constitution of The Commonwealth of Massachusetts (or under the constitution of any other state in which any of the Pledged Collateral may be located), or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Party and waives its right, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.  The Pledgor’s waivers under this Section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

12.           Termination; Assignment, etc.  This Agreement and the security interest in the Pledged Collateral created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full in cash (provided that the Lenders are no longer obligated to make Loans under the Loan Agreement).  For all purposes of this Agreement, no Event of Default shall be deemed to have been cured or waived except as expressly provided in the Loan Agreement.  No waiver by the Secured Party or any Lender or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.

13.           Reinstatement.  Notwithstanding the provisions of Section 13, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lenders or the Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lenders or the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or any other Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or any other Borrower or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

14.           Governmental Approvals, etc.  Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Secured Party may be required to obtain for such governmental consent, approval, qualification or authorization.

15.           Notices.  Except as otherwise provided herein, all notices to the Pledgor or to the Secured Party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if given or served in the manner provided for in the Loan Agreement.

16.           Miscellaneous.  This Agreement shall inure to the benefit of and be binding upon the Secured Party, the Lenders and the Pledgor and their respective successors and assigns permitted under the Loan Agreement (provided that the Pledgor shall have no right to assign its rights and duties hereunder), and the term “Lenders” shall be deemed to include any other holder or holders of any of the Secured Obligations and the term “Secured Party” shall be deemed to include any successor agent for the Lenders.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17.           Governing Law; Jurisdiction, Waiver of Jury Trial.

a.	This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

b.	Consent to Jurisdiction.

i.
The Pledgor agrees that any legal action, proceeding, case, or controversy against the Pledgor with respect to this Agreement or any other Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent’s sole discretion.  By execution and delivery of this Agreement, the Pledgor, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

ii.
The Pledgor WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Pledgor at the Pledgor’s address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

iii.
The Pledgor WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under this Agreement and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

iv.	Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

v.
The Pledgor agrees that any action commenced by the Pledgor asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

c.
The Pledgor makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lenders in the establishment and maintenance of their respective relationships with the Pledgor contemplated by the within Agreement, is relying thereon.  THE PLEDGOR, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE PLEDGOR, OR OF ANY GUARANTOR OR ENDORSER OF THE PLEDGOR OR OF ANY OTHER PERSON LIABLE TO THE AGENT OR THE LENDERS ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR THE LENDERS IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE PLEDGOR, ANY SUCH PERSON, THE AGENT AND ANY LENDER (AND THE AGENT AND THE LENDERS LIKEWISE WAIVE THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

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IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.
BROWN BROTHERS HARRIMAN & CO.,
for itself and as Agent for all Lenders

By:	/s/ Daniel G. Head, Jr.
Name:	Daniel G. Head, Jr.
Title:	S.V.P.

DYNAMICS RESEARCH CORPORATON

By:	/s/ David Keleher
Name:	David Keleher
Title:	Senior Vice President - Finance,
CFO and Treasurer

[Pledge Agreement Signature Page]

SCHEDULE I
(to Pledge Agreement)

PLEDGED STOCK

Description	No. of Shares	Percentage of Ownership	Certificate No(s).
DRC International Corporation	2500	100%	2
H.J. Ford Associates, Inc.	61,656	100%	1
Kadix Systems, LLC	100 Units	100%	3

    1098232.1